Calculation of Filing Fee Tables
S-1
Graf Industrial Corp. II
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	457(a)	25,300,000	$ 10.00	$ 253,000,000.00	0.0001381	$ 34,939.30
Fees to be Paid	2	Equity	Class A ordinary shares included as part of the units	Other	25,300,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Redeemable warrants included as part of the units	Other	8,433,333		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Class A ordinary shares underlying the redeemable warrants included as part of the units	Other	8,433,333	$ 11.50	$ 96,983,329.50	0.0001381	$ 13,393.40
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 349,983,329.50		$ 48,332.70
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 48,332.70
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee. Includes 3,300,000 units, consisting of 3,300,000 Class A ordinary shares and 1,100,000 redeemable warrants, which may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution arising from share subdivisions, share dividends, or similar transactions.

[2]	Estimated solely for the purpose of calculating the registration fee. Includes 3,300,000 Class A ordinary shares included in 3,300,000 units which may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution arising from share subdivisions, share dividends, or similar transactions. No fee pursuant to Rule 457(g) of the Securities Act.

[3]	Estimated solely for the purpose of calculating the registration fee. Includes 1,100,000 redeemable warrants included in 3,300,000 units which may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution arising from share subdivisions, share dividends, or similar transactions. No fee pursuant to Rule 457(g) of the Securities Act.

[4]	Estimated solely for the purpose of calculating the registration fee. Includes 1,100,000 Class A ordinary shares underlying 1,100,000 redeemable warrants included in 3,300,000 units which may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Pursuant to Rule 416(a) under the Securities Act of 1933, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution arising from share subdivisions, share dividends, or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date